REMINGTON PRODUCTS COMPANY, L.L.C.

                           CONSOLIDATED BALANCE SHEETS

                            (UNAUDITED $ IN MILLIONS)
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

                                                           June 30,     December 31,     June 30,
                                                             2003           2002           2002
                                                           --------     ------------     --------
ASSETS
    Cash and cash equivalents                              $ 24.8          $ 32.9        $  3.7
    Accounts receivable                                      41.2            73.2          46.4
    Inventories                                              52.2            49.1          67.2
    Prepaid and other assets                                  5.9             3.5           4.6
                                                            ------          ------       -------
          Total current assets                              124.1           158.7         121.9

    Property, plant and equipment, net                       12.1            12.3          12.8
    Goodwill, net                                            27.7            27.7          27.7
    Intangibles, net                                         24.2            24.4          24.7
    Other assets                                             10.5            12.0          13.8
                                                           -------         -------       -------
          Total assets                                     $198.6          $235.1        $200.9
                                                           =======         =======       =======

LIABILITIES AND MEMBERS' DEFICIT

    Accounts payable                                       $ 19.4          $ 24.2        $ 16.2
    Short-term borrowings                                       -             1.6           2.5
    Current portion of long-term debt                         0.2             0.3           0.3
    Accrued liabilities                                      23.9            50.0          27.7
                                                           -------         -------       -------
          Total current liabilities                          43.5            76.1          46.7

    Long-term debt                                          180.3           185.2         200.3
    Other liabilities                                         0.8             0.8           0.8

    Members' deficit                                        (26.0)          (27.0)        (46.9)
                                                           -------         -------       -------
              Total liabilities and members' deficit       $198.6          $235.1        $200.9
                                                           =======         =======       =======

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